Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for Manhattan Scientifics, Inc. of our report dated April 14, 2004 on our audit of the consolidated financial statements of Manhattan Scientifics, Inc. (a development stage enterprise) included in the Annual Report on Form 10-KSB for the year ended December 31, 2003.


/s/ Eisner LLP
-----------------------------------
Eisner LLP

Florham Park, New Jersey
April 15, 2004